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                                   EXHIBIT 4

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                      EASTERN ENVIRONMENTAL SERVICES, INC.

                             1996 STOCK OPTION PLAN


                                   ARTICLE I

                                    General
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     1.1  Purpose.  This incentive stock option and nonqualified stock option
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plan (the "Plan") is established to promote the interests of Eastern
Environmental Services, Inc. (the "Corporation") and its stockholders by enabling the Corporation, through the granting of stock options, to attract and retain personnel for the Corporation and its subsidiaries, and to provide additional incentive to such personnel to increase their stock ownership in the Corporation. It is intended that those options issued pursuant to the provisions of the Plan relating to incentive stock options shall constitute incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, an amended, and the regulations promulgated thereunder, or any statute or regulation of similar import.

     1.2  Administration.
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          (a) The incentive stock option and nonqualified stock option provisions of the Plan shall be administered by the Board of Directors of the Corporation, and the Board of Directors may delegate such administration to a committee appointed by the Board of Directors of the Corporation (the "Committee"). The Committee shall consist of not less than two (2) nor more than five (5) persons, each of whom shall be a member of the Corporation's Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. In the event that the Board of Directors elects not to delegate such administration to the Committee, all references herein to the Committee shall be deemed to refer to the Board of Directors.

          (b) The Committee shall select one of its members as chairman, and shall hold meetings at such time and places as it may determine. The acts of a majority of the Committee at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be valid acts of the Committee.

          (c) Subject to the provisions of the Plan, the Committee shall have full authority, in its discretion: (1) to determine the employees of the Corporation and its subsidiaries to whom stock options shall be granted; (2) to determine the time or times at which stock options shall be granted; (3) to determine whether an eligible employee shall be granted an incentive stock option, a nonqualified stock option or any combination thereof; (4) to determine the option price of the shares subject to each stock option; (5) to determine the time or times when each stock option becomes exercisable and the duration of any stock option period; and, (6) to interpret the Plan and the stock options granted hereunder, and to prescribe, amend and rescind rules and regulations with respect thereto. The interpretation and construction by the Committee of any provision of the Plan over which it has discretionary authority or of any option granted hereunder shall be final and conclusive.

          (d) No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any stock option granted hereunder.

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     1.3  Eligible Employees.  A stock option may be granted to any employee or
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member of the Board of Directors of the Corporation or of the Corporation or of
a subsidiary (who may or may not be an officer or member of the Board of Directors). With respect to the incentive stock options granted under the Plan, employees who cannot qualify for the benefits of incentive stock options under
Section 422 of the Internal Revenue Code of 1986, as amended, may not be granted incentive stock options.

     1.4  Stock Subject to the Plan.
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          (a) The stock subject to the stock options under the Plan shall be shares of common stock of the Corporation, par value $0.01 per share, which shares may be, in whole or in part, either authorized but unissued shares or issued shares hold in the treasury. The aggregate number of shares that may be issued upon the exercise of stock options granted under the Plan shall not exceed 2,500,000 shares of common stock, which limitation shall be subject to adjustment as provided in Article IV of the Plan.

          (b) If a stock option is surrendered or for any other reason ceases to be exercisable in whole or in part, the shares of common stock that are subject to such option, but as to which the option has not been exercised, shall again become available for offering under the Plan.

     1.5  Termination of Options.
          ----------------------

          (a) Unless sooner terminated as provided in this Plan, each stock option shall be exercisable for the period of time as shall be determined by the Committee and set forth in each stock option agreement evidencing a stock option ("Option Agreement"), and shall be void and unexercisable thereafter.

          (b) Except as otherwise provided herein or in an Option Agreement, upon the termination of the optionee's employment with the Company for any reason, stock options exercisable on the date of termination of employment shall be exercisable by the optionee (or in the case of the optionee's death subsequent to termination of employment, by the optionee's executor(s) or administrator(s)) for a period of three (3) months from the date of the optionee's termination of employment.

          (c) Except as otherwise provided herein or in an Option Agreement, upon the termination of the optionee's employment due to disability or death, the stock options held by such optionee shall be exercisable for a period of twelve (12) months commencing on the date of the optionee's termination of employment. If the Optionee is mentally disabled or dead, the stock options may be exercised as applicable, by the Optionee's legal guardian, by his executor(s) or administrator(s).

          (d) Stock options may be terminated at any time by agreement between the Company and the optionee.

     1.6  Forfeiture.  Notwithstanding any other provision of this Plan, if the
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optionee's employment is terminated by the Company and the Board makes a good faith determination that the optionee (i) has breached any material term or provision of the optionee's employment agreement, or (ii) engaged in any type of disloyalty to the Company, including without limitation, fraud, embezzlement, theft, or dishonesty in the course of his employment, (iii) has been convicted of a felony, (iv) has disclosed any proprietary information of the Company without the consent of the Company, or (v) has breached the terms of any written confidentiality agreement or any non-competition agreement with the Company in any material respect, all unexercised stock options held by such optionee shall terminate upon the date of such a finding.

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     1.7  Method of Payment.  Each stock option shall state the method of
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payment of the stock option price upon the exercise of the stock option.  The method of payment stated in the stock option shall include payment (a) in United States dollars in cash or by check, bank draft or money order payable to the order of the corporation, or (b) in the discretion of and in the manner determined by the Committee, by the delivery of shares of stock of the Corporation already owned by the optionee, or (c) by any other legally permissible means acceptable to the Committee at the time of grant of the stock option, or (d) in the discretion of the Committee, through a combination of (a),
(b) and (c) of this paragraph 1.7. If the option price is paid in whole or in part through the delivery of shares of common stock, the decision of the Committee with respect to the fair market value of such shares shall be final and conclusive.

     1.8  Terms and Exercise of Options.  No stock option shall be exercisable
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either in whole or in part prior to the date it is vested.  No stock option shall be exercisable after the expiration of ten (10) years from the date it is vested; or, in the case of a 10% stockholder, no stock option shall be exercisable after the expiration of five (5) years from the date it is vested. Not less than one hundred (100) shares may be exercised at any one time unless the number exercised is the total number at the time exercisable under the stock option.

     Within the limits described above, the Committee may impose additional requirements on the exercise of stock options, including, but without limitation, the number of shares covered by the stock option that become eligible to be exercised in any year and the expiration date of the stock option. Subject to the provisions of the Plan and any of the terms and conditions the Committee deems appropriate, the Committee in its discretion also may accelerate the time at which a stock option may be exercised if, under previously established exercise terms, such stock option was not immediately exercisable in full.

     1.9  Rights as a Stockholder.  An optionee shall have no rights as a
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stockholder with respect to any shares covered by his ISO until the date of the issuance of a stock certificate to him for such shares after exercise of the stock option. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Article IV.

     1.10  Modification, Extension and Renewal of Options.  Subject to the terms
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and conditions and within the limitations of the Plan, the committee may modify, extend or renew outstanding stock options granted under the Plan, or accept the surrender of outstanding stock options (to the extent not theretofore exercised) and authorize the granting of new options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, however, no modification of any stock option shall, without the consent of the optionee, alter or impair any of the rights or obligations under any stock option theretofore granted under the Plan.

     1.11  Listing and Registration of Shares.  Each stock option shall be
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subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares covered thereby upon any securities exchange or under any state or federal laws, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such stock option or the issuance or purchase of shares thereunder, such ISO may not be exercised unless and until such listing, registration, qualification, consent or approval shall have been affected or obtained free of any conditions not acceptable to the Committee. Notwithstanding anything in the Plan to the contrary, if the provisions of this paragraph 1.11 become operative, and if, as

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a result thereof, the exercise of an stock option is delayed, then and in that event, the term of the stock option shall not be affected.

     1.12  Other Provisions.  The stock option certificates or agreements
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authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the stock option, as the Committee shall deem advisable. Any such certificate or agreement shall contain such limitations and restrictions upon the exercise of the stock option as shall be necessary in order that such incentive stock option will be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, or to conform to any change in the law.


                                   ARTICLE II

                Terms and Conditions of Incentive Stock Options
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     Any incentive stock option ("ISO") granted pursuant to the Plan shall be authorized by the Committee and shall be evidenced by certificates or agreements in such form as the committee from time to time shall approve, which certificates or agreements shall comply with and be subject to the terms and conditions hereinafter specified.

     2.1  Number of Shares.  Each ISO shall state the number of shares to which
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it pertains.

     2.2  Option Price.  Each ISO shall state the option price, which price
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shall be determined by the Committee in its discretion.  In no event, however, shall such price be less than 100% of the fair market value of the shares of common stock of the Corporation (determined under Article IV of the Plan) on the date of the granting of the ISO; or, in the case of an individual who owns (at the time the option is granted) more than 10% of the total combined voting power of all classes of stock of the Corporation or of a parent or subsidiary corporation (a "10% stockholder"), shall such price be less than 110% of such fair market value.

     2.3  Additional Limitation on Exercise of Options.  An optionee may hold
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and exercise more than one ISO, but only on the terms and subject to the restrictions hereafter set forth. The aggregate fair market value (determined as of the time an ISO is granted) of the common stock of the Corporation with respect to which ISOs are exercisable for the first time by any employee in any calendar year under the Plan and under all other incentive stock option plans of the Corporation and any parent and subsidiary corporations of the Corporation (as those terms are defined in Section 425 of the Internal Revenue Code of 1996, as amended) shall not exceed $100,000.

     2.4  Notice of Grant of Option.  Upon the granting of any ISO to an
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employee, the Committee shall promptly cause such employee to be notified of the fact that such ISO has been granted. The date on which the Committee approves the grant of an ISO shall be considered to be the date on which such ISO is granted.

     2.5  Assignment.
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          (a) No stock option shall be transferable by the optionee otherwise than by will or the laws of descent and distribution.

          (b) During the lifetime of the optionee, the stock option shall be exercisable only by him and shall not be assignable or transferable and no other person shall acquire any rights therein.

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                                  ARTICLE III

               Terms and Conditions of Nonqualified Stock Options
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     Any nonqualified stock option ("NSO") granted pursuant to the Plan shall be authorized by the Committee and shall be evidenced by certificates or agreements in such form as the Committee from time to time shall approve, which certificates or agreements shall comply with and be subject to the terms and conditions hereinafter specified.

     3.1  Number of Shares.  Each NSO shall state the number of shares to which
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it pertains.

     3.2  Option Price.  Each NSO shall state the option price, which price
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shall be determined by the Committee in its discretion.

     3.3  Assignment.
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          (a) No NSO shall be transferable by the optionee otherwise than by will or the laws of descent and distribution.

          (b) During the lifetime of the optionee, the NSO shall be exercisable only by him and shall not be assignable or transferable and no other person shall acquire any rights therein.

     3.4  Notice of Grant of Option.  Upon the granting of any NSO to an
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employee, the Committee shall promptly cause such employee to be notified of the fact that such NSO has been granted. The date on which the Committee approves the grant of an NSO shall be considered to be the date on which such NSO is granted.

     3.5  Rights as a Stockholder.  An optionee shall have no rights as a
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stockholder with respect to any shares covered by his NSO until the date of the issuance of a stock certificate to him for such shares after exercise of the NSO. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Article IV.


                                   ARTICLE IV

                                 Miscellaneous
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     4.1  Stock Adjustments.
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          (a) In the event of any increase or decrease in the number of issued shares of common stock of the Corporation resulting from a stock split or other division or consolidation of shares or the payment of a stock dividend (but only on the common stock) or any other increase or decrease in the number of such shares effected without any receipt of consideration by the Corporation, then, in any such event, the number of shares of common stock that remain available under the Plan, the number of shares of common stock covered by each outstanding option, and the purchase price per share of common stock covered by each outstanding option shall be proportionately and appropriately adjusted for any such increase or decrease.

          (b) Subject to any required action by the stockholders, if any change occurs in the shares of common stock of the Corporation by reason of any

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recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or of any similar change affecting the shares of common stock of the Corporation, then, in any such event, the number and type of shares covered by each outstanding option, and the purchase price per share of common stock covered by each outstanding option, shall be proportionately and appropriately adjusted for any such change. A dissolution or liquidation of the Corporation shall cause each outstanding option to terminate.

          (c) In the event of a change in the common stock of the Corporation as presently constituted that is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any change shall be deemed to be shares of common stock within the meaning of the Plan.

          (d) To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by, and in the discretion of, the Committee, whose determination in that respect shall be final, binding and conclusive; provided, however, that any ISO granted pursuant to this Plan shall not be adjusted in a manner that causes such ISO to fail to continue to qualify an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

          (e) Except an hereinabove expressly provided in this paragraph 4.1, an optionee shall have no rights by reason of any division or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation, or spin-off of assets or stock of another corporation; and any issuance by the Corporation of shares of stock of any class, securities convertible into shares of stock of any class or warrants or options for shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of common stock subject to the option.

          (f) The grant of any option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capita or business structure or to merge or to consolidate, or to dissolve, to liquidate, to sell, or to transfer all or any part of its business or assets.

     4.2  Fair Market Value of Stock.  For purposes of this Plan, the "fair
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market value of the shares of the common stock of the Corporation" shall mean a price, on the date of grant of any ISO no lower than the low of the day and as high an established by the Committee. The price of the Corporation's common stock shall be as reported on the Composite Tape, or if not reported thereon, then such price as reported in the trading reports of the principal securities exchange in the United States on which such stock is listed or if such stock is not listed on a securities exchange in the United States, the closing price on the over-the-counter market as reported by the NASDAQ (NASDAQ), or NASDAQ's successor, or if not reported on NASDAQ, the fair market value of such stock as determined by the Committee in good faith and based on all relevant factors.

     4.3  Term of the Plan.  The ISOs and NSOs may be granted pursuant to the
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provisions of the Plan from time to time within a period of ten (10) years from the date the Plan in adopted by the Board of Directors of the Corporation, or the date the Plan is approved by the stockholders, whichever is earlier.

     4.4  Amendment of the Plan.  The Board of Directors of the Corporation may,
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insofar as permitted by law, from time to time, with respect to any shares at the time not subject to stock options, suspend, discontinue or terminate the Plan or revise or amend it in any respect whatsoever. However, the Plan may not, without

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the approval of the stockholders, be amended in any manner that will cause incentive stock options issued under it to fail to most the requirements of incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended.

     4.5  Incentive Stock Option Plan.  Except as provided in the Plan, the Plan
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shall not affect the terms and conditions of any incentive stock options heretofore or hereafter granted to any employee of the Corporation under any incentive stock option plan of the Corporation or any parent or subsidiary corporation; nor shall the Plan affect any of the rights of any employee to whom such incentive stock option or options have been granted.

     4.6  Application of Funds.  The proceeds received by the Corporation from
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the sale of common stock pursuant to stock options will be used for general corporate purposes.

     4.7   No Obligation to Exercise.  The granting of any stock option under
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the Plan shall impose no obligation upon any optionee to exorcise such stock option.

     4.8   No Implied Rights to Employees.  The existence of the Plan, and the
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granting of options under the Plan, shall in no way give any employee the right to continued employment, give any employee the right to receive any options or any additional options under the Plan, or otherwise provide any employee any rights not specifically set forth in the Plan or in any options granted under the Plan.

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